UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2017

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 University Plaza Drive, Suite 320
Hackensack, NJ	07601
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer and Chief Medical Officer

Brainstorm Cell Therapeutics Inc. (the “Company”) appointed Dr. Ralph Kern as its Chief Operating Officer and Chief Medical Officer effective March 6, 2017.

On February 28, 2017, the Company and Dr. Ralph Kern entered into an employment agreement, effective March 6, 2017 (the “Effective Date”), which sets forth the terms of Dr. Kern’s employment (as amended by Amendment No. 1 dated March 3, 2017, the “Agreement”). Pursuant to the Agreement, Dr. Kern will be paid an annual salary of $500,000 (the “Base Salary”), which may be increased (but not decreased) at the sole discretion of the Board of Directors of the Company (the “Board”). Dr. Kern will also be eligible to receive an annual cash bonus equal to 30% of his base salary, subject to his satisfaction of pre-established performance goals to be mutually agreed upon by the Board and Dr. Kern. Performance shall be evaluated through a performance management framework and a bonus range based on the target bonus. Dr. Kern will also receive other benefits that are generally made available to the Company’s employees.

Pursuant to the Agreement, Dr. Kern received on March 6, 2017, and is entitled to receive on each anniversary thereafter, a grant of restricted stock under the Company’s 2014 Stock Incentive Plan (or any successor or other equity plan then maintained by the Company) comprised of a number of shares of common stock of the Company, $0.00005 par value (“Common Stock”) with a fair market value (determined based on the price of the Common Stock at the end of normal trading hours on the business day immediately preceding the Effective Date according to Nasdaq) equal to 30% of Dr. Kern’s Base Salary (each, an “Equity Grant”). Each Equity Grant shall vest as to twenty-five percent (25%) of the award on each of the first, second, third and fourth anniversary of the date of grant, provided Dr. Kern remains continuously employed by the Company from the date of grant through each applicable vesting date. Each Equity Grant shall be subject to accelerated vesting upon a Change of Control (as defined in the Agreement) of the Company. In the event of Dr. Kern’s termination of employment, any portion of an Equity Grant that is not yet vested (after taking into account any accelerated vesting) shall automatically be immediately forfeited to the Company, without the payment of any consideration to the Executive.

Pursuant to the Agreement, on March 6, 2017, Dr. Kern also received an option (the “Option”) under the Company’s 2014 Stock Incentive Plan to purchase up to an aggregate number of shares of Common Stock with a fair market value (as determined based on the closing price of the Common Stock at the end of normal trading hours on the business day immediately preceding the date of grant according to Nasdaq) of $200,000 on the Effective Date. The Option is fully vested and exercisable as of the date of grant and shall remain exercisable until the 2nd anniversary of the date of grant, regardless of whether Dr. Kern remains employed by the Company. The exercise price per share shall be equal to the fair market value on the date of grant (as determined based on the price of the Common Stock immediately preceding normal trading hours on the date of grant according to Nasdaq).

The Agreement contains termination provisions, pursuant to which if the Company terminates the Agreement or Dr. Kern’s employment without Cause (as defined in the Agreement) or if Dr. Kern terminates the Agreement or his employment thereunder with Good Reason (as defined in the Agreement), the Company shall: (i) within 90 days pay Dr. Kern, as severance pay, a lump sum equal to six (6) months of Base Salary (which shall increase to nine (9) months after the second anniversary of the Effective Date and twelve (12) months after the third anniversary of the Effective Date) (provided Dr. Kern is actively employed by the Company on such dates) (the “Payment Period”); (ii) pay Dr. Kern within 30 days of his termination of employment any bonus compensation that Dr. Kern would be entitled to receive during the Payment Period in the absence of his termination without Cause or for Good Reason; (iii) immediately vest such number of equity or equity based awards that would have vested during the six (6) months following the date of termination of employment; and (iv) shall continue to provide to Dr. Kern health insurance benefits during the Payment Period, unless otherwise provided by a subsequent employer. The foregoing severance payments are conditional upon Dr. Kern executing a waiver and release in favor of the Company in a form reasonably acceptable to the Company.

Prior to joining the Company, Dr. Kern was Senior Vice President, Head Worldwide Medical at Biogen Inc. since 2016. Prior positions at Biogen Inc. include Vice President, Head of Global Therapeutic Areas from 2015 to 2016 and Vice President, Head of Global Medical Neurology in 2015. Dr. Kern has also served Novartis Pharmaceuticals Corporation as Vice President, Head Neuroscience Medical Unit from 2014 to 2015 and as Vice President, Head MS Medical Unit from 2011 to 2014. He also worked for Genzyme Corporation from 2006 to 2011 where he served as Global Medical Director, Personalized Genetic Health (2010-2011), Head of Medical Affairs, Canada (2006-2008), General Manager, Fabry Disease (2008-2010) and Head of Medical Affairs, Canada (2006-2008). He also served as University Neurology Program Director at the University of Toronto (2003-2006), Consultant Neurologist at Mount Sinai Hospital (2001-2006) and Director, EMG, EEG and Evoked Potential Laboratory at The Credit Valley Hospital (1988-2001).

Dr. Kern is 59 years old. There is no arrangement or understanding between Dr. Kern and any other person pursuant to which he was appointed as Chief Operating Officer and Chief Medical Officer of the Company. There have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Dr. Kern has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Dr. Kern and any member of the Board or other executive officer of the Company.

The above description of the Agreement is qualified in its entirety by reference to the terms of the Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 6, 2017 the Company issued a press release announcing that it has appointed Dr. Kern as its Chief Operating Officer and Chief Medical Officer, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Executive Vice President, Chief Business Officer

Uri Yablonka was appointed the Company’s Executive Vice President, Chief Business Officer and ceased to serve as the Company’s Chief Operating Officer, effective March 6, 2017. Mr. Yablonka will continue to serve as a member of the Board. There are no changes to Mr. Yablonka’s compensation terms.

Mr. Yablonka, 40, has served as a member of the Board and the Company’s Chief Operating Officer since June 6, 2014.

There is no arrangement or understanding between Mr. Yablonka and any other person pursuant to which he was appointed as Executive Vice President, Chief Business Officer of the Company. There have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Mr. Yablonka has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Yablonka and any member of the Board or other executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated February 28, 2017 between Brainstorm Cell Therapeutics Inc. and Dr. Ralph Kern, as amended by Amendment No. 1 dated March 3, 2017.
99.1	Press Release dated March 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: March 6, 2017	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer and President